                                                                   EXHIBIT 10.21

                             OFFICE LEASE AGREEMENT


                                     BETWEEN


                            RICE PARK ASSOCIATES LLC
                                   AS LANDLORD


                                       AND


                             LAWSON ASSOCIATES, INC.
                                    AS TENANT



                              DATE: AUGUST 8, 1997

                             OFFICE LEASE AGREEMENT

                                TABLE OF CONTENTS

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                                                                                                               ----
Article 1 BASIC PROVISIONS.......................................................................................1

Article 2 EXHIBITS...............................................................................................2

Article 3 DEFINITIONS............................................................................................2

Article 4 GRANT OF LEASE.........................................................................................6

Article 5 RENT PAYMENT...........................................................................................7

Article 6 SERVICE CHARGES........................................................................................8

Article 7 OPERATING COST ADJUSTMENT..............................................................................8

Article 8 ADDITIONAL OCCUPANCY TAXES............................................................................10

Article 9 COMPLETION OF PREMISES................................................................................10

Article 10 OCCUPANCY OF PREMISES................................................................................11

Article 11 CARE OF PREMISES.....................................................................................11

Article 12 ALTERATIONS BY TENANT................................................................................12

Article 13 MECHANICS' LIENS.....................................................................................12

Article 14 USE OF PREMISES......................................................................................13

Article 15 PREMISES SIGNAGE.....................................................................................14

Article 16 TRADE FIXTURES.......................................................................................14

Article 17 ASSIGNMENT OR SUBLEASE BY TENANT.....................................................................15

Article 18 SUBORDINATION........................................................................................16

Article 19 ACKNOWLEDGEMENT......................................................................................17

Article 20 INSURANCE............................................................................................17

Article 21 SURRENDER OF PREMISES................................................................................19

Article 22 QUIET ENJOYMENT......................................................................................19

Article 23 BUILDING OPERATION...................................................................................19

Article 24 RIGHTS RESERVED TO LANDLORD..........................................................................21

Article 25 ASSIGNMENT BY LANDLORD...............................................................................22

Article 26 CONDEMNATION.........................................................................................22

Article 27 DAMAGE TO BUILDING...................................................................................23

Article 28 HOLDING OVER.........................................................................................24

Article 29 LEGAL COSTS..........................................................................................24

Article 30 DEFAULT BY TENANT....................................................................................24

Article 31 LANDLORD DEFAULT.....................................................................................26

Article 32 INDEMNITY............................................................................................26

Article 33 WAIVER OF SUBROGATION................................................................................26

Article 34 SEVERABILITY.........................................................................................27

Article 35 WAIVER OF COVENANTS..................................................................................27

Article 36 NOTICES..............................................................................................27

Article 37 MISCELLANEOUS........................................................................................28

                             OFFICE LEASE AGREEMENT


DATE:       AUGUST 8, 1997

BETWEEN:    RICE PARK ASSOCIATES LLC
(address)   a Minnesota limited liability company
            c/o Frauenshuh Companies
            180 East Fifth Street, Suite 160
            Saint Paul, MN 55101                                    ("Landlord")

AND:        LAWSON ASSOCIATES, INC.
(address)   a Minnesota corporation d/b/a Lawson Software
            1300 Godward Street, N.E.
            Minneapolis, MN 55413-3004                              ("Tenant")

LOCATION:   LAWSON BUILDING
            Easterly Side of St. Peter Street between West
            Fifth and West Sixth Streets
            Saint Paul, Minnesota

         LANDLORD AND TENANT hereby covenant and agree as follows:

                                BASIC PROVISIONS

         1. (a) Premises. The second through fourth and eighth through thirteenth floors of the Building as generally described on Exhibit C, containing approximately 270,000 square feet of Rentable Area.

         (b) Delivery Date. As to any floor of the Premises, the date
Landlord delivers such floor finished to the extent that Tenant can commence and carry out with reasonable efficiency Tenant's Work under Exhibit D. Landlord will deliver each floor of the Premises on a sequential basis with to the extent practicable one floor delivered approximately every two weeks, with a delay in the sequence of approximately two weeks for each intervening floor which is leased to others. The current estimate for delivery of the floors is attached as Exhibit J.

         (c) Occupancy Date. As to any floor of the Premises, the date the Building (including the common areas) is complete to such extent as to permit reasonable occupancy of such floor or 120 days after the Delivery Date of such floor, whichever is later. However, Tenant shall use commercially reasonable efforts to complete construction of each floor of the Premises and enter into occupancy of such floor within 90 days after the Delivery Date of such floor.

         (d) Commencement Date. August 1, 2000.

         (e) Term. The period of 15 years beginning on the Commencement
Date.

         (f) Use. Executive and general business offices, including but not limited to office, conference and computer facilities, employee training, employee and visitor cafeteria and dining area (including related kitchen facilities), exercise facilities, and other legally permitted general business office uses consistent with the character of a Class A office building.

         (g) Base Rent. $14.75 per year for each square foot of Rentable Area of the Premises.

         (h) Landlord's Broker. Frauenshuh Companies

         (i) Tenant's Broker. TC Chicago Brokerage, Inc.

                                    EXHIBITS

         2. The exhibits to this document are incorporated by reference as a part of this Lease, and consist of:

                  Exhibit A         Description of Land

                  Exhibit B         Building Regulations

                  Exhibit C         Plan of Premises

                  Exhibit D         Construction Procedures

                  Exhibit E         Additional Provisions

                  Exhibit F         Special Provisions

                  Exhibit G         Cleaning Schedule

                  Exhibit H         Examples of Sale Proceeds Calculations

                  Exhibit I         Development Contract

                  Exhibit J         Construction Schedule

                  Exhibit K         Storage Space Lease

                  Exhibit L         Auxiliary Space Lease

                  Exhibit M         Supplement to Lease

                  Exhibit N         City Parking Contract

                  Exhibit O         Master Lease

                  Exhibit P         Subordination Agreements

                                   DEFINITIONS

         3. In this Lease:

         (a) "Rent" means the aggregate of the Base Rent, Tenant's Share of Estimated Operating Cost, Operating Cost Adjustment, and (subject to Article 17 of Exhibit E) all other amounts payable by Tenant to Landlord under this Lease.

         (b) "Preferred Rent" means the aggregate of the Base Rent and that part of Tenant's Share of Estimated Operating Cost (and any Operating Cost Adjustment) covering the cost of taxes, assessments, shortfall payments, and insurance.

         (c) "Land" means the property described in Exhibit A.

         (d) "Building" means the building located or to be located on the Land within which the Premises are located, and any areas and improvements servicing such building for which Landlord may from time to time have obligations as owner or lessee of the Project, such as skyways, lobby areas, access areas, arcades, atriums, loading docks, public sidewalks, and other common areas.

         (e) "Project" means the Land, Building, and any equipment and personal property of Landlord exclusively used on site in connection with the Land or Building.

         (f) "Actual Operating Cost" means for any calendar year all costs reasonably incurred by Landlord attributable to the maintenance, operation and repair of the Project for such calendar year as determined by standard accounting practices consistently applied, with customary accruals appropriate to Landlord's business, calculated as though the Building were fully complete and fully occupied, including but not limited to (i) all ad valorem real and personal property taxes and special assessments (and interest thereon), general and special, ordinary and extraordinary, assessed, levied, charged or imposed upon or against the Project or Landlord's interest therein and all taxes, excises, fees, charges, levies or assessments which are assessed, levied, charged or imposed on Landlord in lieu of those taxes and assessments, provided that real and personal property taxes for any calendar year will be the taxes due and payable in such calendar year, and any special assessment payable in more than one installment will be included in the Actual Operating Cost for any calendar year only to the extent installments of such assessment (with interest) would have been due and payable in such calendar year had such assessment been paid in installments over the longest period available, whether or not Landlord elects to pay it in such manner; (ii) any shortfall or other payments required under any minimum assessment agreements, shortfall agreements or other agreements which impose obligations on Landlord in respect of tax increment financing; (iii) premiums for casualty, rent loss, public liability and other insurance which Landlord maintains pursuant to Section 20(b); (iv) customary and reasonable reimbursable expenses 20(b) in original payable to the manager of the Project (including the reasonable office rent or rental value of any space in the Project furnished by Landlord for use as the on-site management office), plus management fee (or management overhead if Landlord does not engage a separate property manager for the Project) in an amount equal to 2.5% of Landlord's total revenue for the Building assuming the Building to be fully leased at the average rentals payable by lessees in the Building; (v) accounting and auditing costs for determination of Actual Operating Cost and any Operating Cost Adjustment; (vi) all other costs which may be expensed rather than capitalized incurred by Landlord in maintaining, operating and repairing the Project; and (vii) capital expenditures, amortized using reasonable interest charges over the useful life or estimated "pay-back" period reasonably determined by Landlord for any repair, replacement or improvement to the Project or purchase of equipment that (A) is incurred to improve the operating efficiency or reduce the cost of owning, maintaining or operating the Project (but only to the extent the amortized cost for such calendar year does not exceed the estimated amount by which the Actual Operating Cost for such calendar year is so reduced), or (B) at the time in question is required to comply with any governmental law or regulation or insurance requirement that was not applicable to the Project prior to substantial completion of the Base Building Work under Exhibit D. Actual Operating Cost excludes, however, (i) capital expenditures not specifically set out in the preceding sentence; (ii) income or franchise taxes payable by Landlord except to the extent imposed in lieu of real or personal property taxes or special assessments; (iii) tenant improvements, leasing commissions, and advertising and marketing costs for leasing of space; (iv) costs (including, without limitation, permit, license and inspection fees) of any alterations, renovations, improvements or decorations made for specific tenants of the Project; (v) depreciation of the Project; (vi) principal or interest payments on any mortgages relating to the Project, lease rentals or expenses paid or payable on any ground or underlying lease (other than shortfall or other payments characterized as rent under the Master Lease which cover Landlord's obligations in respect of tax increment financing), or any fees (including attorneys' fees) and costs incurred in obtaining such mortgages or ground or underlying leases; (vii) costs of formation and operation of Landlord as a legal entity (as distinguished from the costs of operation of the Project) and defending Landlord's title to or interest in the Project, including, without limitation, attorneys fees;
         (viii) costs of the procurement, negotiation and enforcement of tenant leases, including, without limitation, attorneys' fees and brokers' commissions; (ix) the cost of correcting latent defects in the initial construction of the Building and the Building's elements and equipment except to the extent such items are repaired or replaced due to ordinary wear and tear or use; (x) the cost of installing, operating and maintaining any specialty facility or commercial concession operated by Landlord (such as an observatory; broadcasting facility, luncheon club, theater, cafeteria, or convenience store) other than the exercise facility described in Exhibit E; (xi) any advertising and promotional expenditures; (xii) executive salaries above the grade of General Manager of the Project and such portion of the salaries of off-site management personnel to the extent their duties include work on other buildings; (xiii) any interest, penalty charges or capital improvements incurred by Landlord due to the violation of any law existing as of the Commencement Date or failure to timely pay obligations of Landlord (whether or not the payment of such obligations is reimbursed through Actual Operating Cost), other than interest on special assessments, amortization of capital expenditures otherwise includable in Actual Operating Cost, and any interest and penalties which result from Tenant's failure to pay when due any Rent which has not been abated under the terms of this Lease; (xiv) expenses for which Landlord is reimbursed (net of cost of collection), including without limitation reimbursements from insurance or from Tenant or other tenants (such as reimbursement for repairs) or pursuant to contractors' or others' warranties or condemnation, but excluding those expenses reimbursed by Tenant or by other tenants in the form of payments of a share of the Actual Operating Cost; (xv) cost of repairs due to condemnation, except to the extent such costs would be includable in Actual Operating Cost if such repairs were made for reasons other than condemnation; (xvi) expenses incurred in connection with services (including special service from Landlord's employees) or other benefits of a type which are not available to Tenant, but which are available to another tenant of the Building; (xvii) any rental of equipment which if purchased would not be included in Actual Operating Cost, other than items such as scaffolding which are used on an occasional or sporadic basis in performing maintenance and repair; (xviii) any amount paid to any affiliate of Landlord for any item or service to the extent it would exceed the reasonably competitive, cost or rate for such item or service provided by unrelated parties determined as of the time the contract or purchase order was made; (xix) any cost resulting from the gross negligence of Landlord, its agents or employees; (xx) bad debt loss, rent loss, or reserves therefor, provided that Actual Operating Cost will in any event include the cost of rental and business interruption insurance; (xxi) special assessments levied against the Project for any public improvements required to be undertaken by a governmental authority pursuant to the Development Agreement which would normally have been constructed by Landlord as part of the initial construction of the Project; (xxii) amounts required to be escrowed by Landlord as replacement, repair or similar reserves by any lessor under any ground or underlying lease or holder of a mortgage or deed of trust on the Project, but any amounts withdrawn from such escrow will be included in Actual Operating Cost to the extent such amounts would have been includable in Actual Operating Cost had they been funded from other sources; or (xxiii) the cost of initial construction of the parking garage adjacent to the Building and any skyways or other climate controlled pedestrian access crossing public streets adjacent to the Building (except to the extent any such costs are covered by shortfall or other payments required under any minimum assessment agreements, shortfall agreements or other agreements which impose obligations on Landlord in respect of tax increment financing).

         (g) "Estimated Operating Cost" means, for any calendar year, Landlord's good faith estimate of the Actual Operating Cost for such year.

         (h) "Operating Cost Adjustment" means the difference between Tenant's Share of Estimated Operating Cost and Tenant's Share of Actual Operating Cost computed as set out in Article 7.

         (i) "Rentable Area" means the rentable area of the Premises or Building determined as set out in the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996. Landlord's calculation of the Rentable Area will be subject to confirmation by Tenant's Space Planner, and if Landlord or its architect cannot reach agreement with Tenant's Space Planner the dispute will be submitted to a mutually selected architect for final determination.

         (j) "Tenant's Share" means that portion of the Estimated Operating Cost or Actual Operating Cost which the Rentable Area of the Premises bears to the Rentable Area of the Building, except that (i) if a service is provided by Landlord to tenants of the Building in their premises but is not provided by Landlord in the Premises under this Lease, the cost of the service (except as it relates to public areas and special service areas) shall be excluded from the Estimated Operating Cost and Actual Operating Cost, or (ii) if a service is provided by Landlord in the Premises but is not provided to another portion of the Building, the divisor shall be the Rentable Area of that portion of the Building in which the service is provided, or (iii) if the Premises or any other portion of the Project is exempt from any real estate or other tax or imposition, the exempt portion shall not be included in the Rentable Area of the Building in determining Tenant's Share of such tax or imposition, but such exclusion shall not apply to any shortfall or other payments required under any minimum assessment agreements, shortfall agreements or other agreements which impose obligations on Landlord in respect of tax increment financing.

         (k) "Event of Default" means an event described in Section 30(a).

         (l) "Master Lease" means the Lawson Development Lease Agreement of even date herewith, between the Housing and Redevelopment Authority of the City of Saint Paul, Minnesota, as lessor, and Landlord, as lessee, a copy of which is attached as Exhibit O.

         (m) "Prime Mortgage" means the Combination Mortgage, Security Agreement and Fixture Financing Statement of even date herewith, between the Housing and Redevelopment Authority of the City of Saint Paul, Minnesota, as mortgagor, and First Trust National Association, as mortgagee (the "Initial Mortgage"), together with the Trust Indenture, Assignment of Leases and Rents, UCC-1 Financing Statements and other documents related to such financing, each of even date herewith, or any extension or replacement of the Initial Mortgage and related documents as may occur while the Housing and Redevelopment Authority of the City of Saint Paul, Minnesota, is the mortgagor under such replacement financing

         (n) "Development Contract" means the Development and Disbursing Agreement of even date herewith, among Landlord, the Housing and Redevelopment Authority of the City of Saint Paul, Minnesota, Tenant, and St. Paul Fire and Marine Insurance Company, a copy of which is attached as Exhibit I.

         (o) "Subordination Agreements" means the Estoppel, Subordination, Non-Disturbance and Attornment Agreement of even date herewith, between the Housing and Redevelopment Authority of the City of Saint Paul, Minnesota, and Tenant, and the Estoppel, Subordination, Non-Disturbance and Attornment Agreement of even date herewith between First Trust National Association, and Tenant, copies of which are attached as Exhibit P.

         (p) "business day" means any day other than (i) a Saturday or Sunday,
(ii) a public holiday under the laws of the jurisdiction of the principal corporate trust office of First Trust National Association or other day on which banking institutions are authorized or obligated to remain closed in the jurisdiction of the principal corporate trust office of First Trust National Association, (iii) a day on which banking institutions in Saint Paul, Minnesota, are authorized or obligated to remain closed, or (iv) a day on which the New York Stock Exchange is closed.

                                 GRANT OF LEASE

         4. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the Premises from Landlord to have and to hold during the Term, subject to the terms and conditions of this Lease.

                                  RENT PAYMENT

         5. (a) Tenant shall pay the Rent in lawful money of the United States to Landlord at the address set out in the heading of this Lease or at such other place as Landlord from time to time designates (subject in any event to the terms of the Master Lease providing for payment of the Preferred Rent to a trustee or as otherwise directed by the lessor), without demand and (except with respect to Rent not constituting Preferred Rent, or as expressly provided in
Article 26 and, following the Preferred Period, Exhibit F of this Lease) without any reduction, abatement, counterclaim or setoff, as follows:

                  (i) Base Rent shall be paid in advance and without notice on or before the first day of each month during the Term commencing on the Commencement Date (or such earlier date as may apply under Section 10(a)) in monthly installments, each equal to one-twelfth of the annual Base Rent.

                  (ii) Prior to the Commencement Date and prior to the beginning of each calendar year thereafter Landlord shall compute and deliver to Tenant a statement of the Estimated Operating Cost for such calendar year and the monthly payments as would fully recover Tenant's Share of the Estimated Operating Cost in such calendar year. From time to time (but not more often than once in any calendar year), Landlord may compute and deliver to Tenant an updated statement of the Estimated Operating Cost for such year and the monthly payments for the remainder of the calendar year as would fully recover Tenant's Share of Estimated Operating Cost as so revised. Tenant's Share of Estimated Operating Cost shall be paid in advance and without further notice on the first day of each month during the Term commencing on the Commencement Date (or such earlier date as may apply under Section 10(a)) in monthly installments, each based on Landlord's most current statement.

                  (iii) If the Term begins on other than the first day of a month or ends on other than the last day of a month, the monthly installment of Base Rent and Tenant's Share of Estimated Operating Cost for that month shall be prorated based on the number of days in such month and paid in advance.

                  (iv) Subject to the terms of Article 17 of Exhibit E, other amounts due and payable under this Lease shall be paid within 20 days following notice of the charge, unless a different time for payment is specified in this Lease.

                  (v) Landlord will endeavor to provide Tenant with monthly invoices of Rent payable, but failure to provide such invoices shall not affect Tenant's obligation to make such payments on a timely basis.

         (b) All amounts payable by Tenant to Landlord under this Lease shall be deemed Rent and (subject to Article 17 of Exhibit E) Landlord shall have all rights against Tenant for default in any payment as in the case of arrears of rent. The obligation of Tenant to pay Rent accruing prior to the expiration or earlier termination of this Lease and the obligation of either party to pay any amounts under Articles 29, 30, or 31 or under Exhibit F, or to pay any damages otherwise applying due to a default of this Lease or arising out of any indemnities set out in this Lease, shall survive the expiration or earlier termination of this Lease.

         (c) Tenant acknowledges that the Preferred Rent payable under this Lease is security for the Landlord, the lessor under the Master Lease and the holder of the Prime Mortgage, and affirms that (subject to the provisions of Exhibit F) Tenant's obligation to pay such Preferred Rent shall be absolute and unconditional without deduction, setoff or counterclaim, including during any period when the Premises may be rendered untenantable or unusable due to damage to or destruction of the Building, any reduction, interruption or termination of services to the Premises, or any interference with Tenant's use of the Premises. Except as specifically provided in Articles 26, 27, and 30, Section 2(b) of Exhibit D, and Exhibit F of this Lease, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease or be released or discharged from any obligations or liabilities hereunder for any reason and Tenant shall remain obligated under this Lease in accordance with its terms and will not take any action to terminate, rescind or avoid this Lease for any reason.

                                 SERVICE CHARGES

         6. Any Rent not paid within five business days after it becomes due shall bear interest from the date due to the date paid at 3% per annum above the "base," "prime" or "reference" rate announced in the "Money Rates" column of the Wall Street Journal from time to time or 1% per annum over the Series A Interest Rate payable under the Prime Mortgage, whichever is greater, but in no event greater than the highest rate permitted by law. If the Wall Street Journal discontinues publication or ceases announcing the applicable interest rate or the applicable published rate no longer reflects the cost of borrowing by commercial borrowers of good credit standing, Landlord shall substitute an index or procedure which reasonably reflects and monitors commercial borrowing costs.

                            OPERATING COST ADJUSTMENT

         7. (a) If Tenant's Share of Actual Operating Cost for any calendar year during the Term exceeds Tenant's Share of Estimated Operating Cost for the calendar year, Tenant shall pay to Landlord a sum equal to the difference between Tenant's Share of Actual Operating Cost for the year and Tenant's Share of Estimated Operating Costs for the year. If Tenant's Share of Estimated Operating Cost for any calendar year during the Term exceeds Tenant's Share of Actual Operating Cost for the calendar year, Landlord shall pay to Tenant a sum equal to the difference between Tenant's Share of Estimated Operating Cost for the year and Tenant's Share of Actual Operating Cost for the year. If this Lease does not begin or end at the first day of a calendar year, the Operating Cost Adjustment for the year will be adjusted accordingly.

         (b) Within a reasonable period after the end of each calendar year, Landlord shall give written notice to Tenant of any Operating Cost Adjustment. The notice shall contain or be accompanied by an itemized statement setting out the expenses included in the Actual Operating Cost for that calendar year, and a computation of the Operating Cost Adjustment. Tenant shall pay to Landlord any amount due under this Article within 30 days after delivery of the annual notice, but failure to so notify Tenant within a reasonable period after any calendar year for which additional rent is due shall not release Tenant from paying nor diminish Tenant's obligation to pay such amount. Landlord shall pay Tenant any amount due under this Article within 30 days after delivery of the annual notice.

         (c) Landlord shall keep and maintain records from which Actual Operating Cost and any Operating Cost Adjustment for each calendar year may reasonably be determined. Tenant or its designated representative may at Tenant's cost, after entering into a confidentiality agreement in form reasonably designated by Landlord, examine Landlord's records relating to the Actual Operating Cost. Such examination shall be made during normal business hours upon reasonable prior written notice to Landlord. The Actual Operating Cost and Operating Cost Adjustment for any calendar year as set out in Landlord's notice of Operating Cost Adjustment shall be considered as final and binding except to the extent of any written exception delivered by Tenant to Landlord within 12 months of Tenant's receipt of the annual notice from Landlord for such calendar year. The written exception shall specify the items of Actual Operating Cost or calculation of Operating Cost Adjustment to which exception is made and the reason for such exception. If Tenant claims a written exception to the Actual Operating Cost or Operating Cost Adjustment, Tenant shall provide Landlord with a copy of the results of its examination. No examination of Landlord's records or written exception made by Tenant shall extend the due date of any payment by Tenant of Operating Cost Adjustment or any other amount due under this Lease.

         (d) If Landlord disputes any written exception to the Actual Operating Cost or calculation of Operating Cost Adjustment, Landlord and Tenant shall in good faith attempt to resolve the dispute. If not resolved within 60 days of receipt of the written exception, the dispute will be resolved by a mutually acceptable nationally recognized accounting firm. If Tenant's written exception is not disputed by Landlord or if resolution of any dispute establishes that Tenant's Share of Actual Operating Cost or the Operating Cost Adjustment for any year has been overstated, Landlord shall promptly refund to Tenant the amount of the overstatement.

         (e) If Tenant's written exception claims that Tenant's Share of Actual Operating Cost for any calendar year has been overstated by 3% or more and Landlord does not dispute such exception, or if Landlord disputes such exception and the resolution of such dispute reasonably establishes that Tenant's Share of Actual Operating Cost for such calendar year has been overstated by 3% or more, Landlord shall promptly reimburse Tenant the reasonable out-of-pocket cost of Tenant's examination (excluding any "contingency" fee which is measured by the reduction in Actual Operating Cost from that set out in Landlord's statement). If Landlord and Tenant mutually engage an accounting firm to resolve any disputed amount, Landlord shall pay that proportion of the cost of the services of such accounting firm which any reduction of the disputed amount as determined by the accounting firm bears to the total amount in dispute. Accordingly, if Landlord's notice shows the cost of a line item to be $100.00, Tenant's exception claims that the cost of such line item should be $90.00, and Landlord concedes in negotiation that the cost of such line item should be $96.00 but Tenant holds to its claim that the cost should be $90.00, then the parties will submit the amount in dispute ($96.00-$90.00=$6.00) to an accounting firm for resolution. If the accounting firm determines that the actual cost of such line item should be $94.00 (a reduction of $2.00 out of the total of $6.00 in dispute), then Landlord will be responsible for one-third (1/3) of the cost of the accounting firm and Tenant will be responsible for the remaining two-thirds (2/3) of the cost of the accounting firm.

         (f) Subject to the terms of any minimum assessment agreement, shortfall agreement or other agreements which impose obligations on Landlord in respect of tax increment financing, Landlord and Tenant will cooperate in maintaining an equitable assessed valuation for the Project. Any reasonable real property tax consultant expenses and attorneys' fees incurred by Landlord for such purpose will be included in Actual Operating Cost. Tenant will have the right with the prior written consent of Landlord (which will not be unreasonably withheld so long as the contest is permitted under and carried out in accordance with the minimum assessment agreement, shortfall agreement, or other agreements which impose tax obligations on Landlord and under any mortgages, deeds of trust, and ground or underlying leases on the Project) to contest the assessed valuation of the Project and any real property taxes and assessments which may be imposed on or against the Project or Landlord's interest therein. It shall not be unreasonable for Landlord to withhold consent if Landlord believes that the valuation or any tax or assessment may be increased as a result of such contest, unless Tenant (and any other tenant who may desire to join in such contest) agrees to pay the entire amount of any such increase and provides Landlord with reasonable security to cover such eventuality. Tenant shall promptly furnish to Landlord copies of any applications, notices, pleadings, correspondence, reports, information and other documents relating to such contest. If Landlord recovers any taxes due to a contest brought by Landlord, Tenant or any other tenant, Landlord (after deducting from such refund any costs incurred by Landlord in connection with such contest which have not been recovered from Tenant or other tenants in the form of payments of a share of the Actual Operating Cost) will reimburse from such refund the reasonable out-of-pocket cost of Tenant and any other tenant in contesting such tax. Only the amount remaining after such payments will be credited against the Actual Operating Cost.

                           ADDITIONAL OCCUPANCY TAXES

         8. Tenant shall pay to Landlord the amount of any taxes (other than income tax), excises, charges, levies, fees or assessments payable by Landlord upon or by reason of any Rent reserved to Landlord, the renting of any part of the Project to Tenant, Tenant's use or occupancy of any part of the Project, or any fixture or personal property in the Premises which belongs to Tenant or any subtenant or occupant of the Premises, but not including any penalties or interest payable by Landlord with such taxes unless Tenant was late in paying such taxes to Landlord. Tenant may contest any such taxes in the same manner and subject to the same restrictions as apply under Section 7(f).

                             COMPLETION OF PREMISES

         9. The Premises shall be completed in accordance with the Construction Procedures set out in Exhibit D.

                              OCCUPANCY OF PREMISES

         10. (a) Upon the Delivery Date for each floor of the Premises, Tenant shall have access to such floor pursuant to Exhibit D to complete the floor for occupancy. All of the provisions of this Lease apply during the period of Tenant's access prior to the Occupancy Date, except that Tenant shall have no obligation to pay Base Rent, Tenant's Share of Estimated Operating Cost, or Operating Cost Adjustment for any floor until the Occupancy Date for such floor or the Commencement Date, whichever first occurs. From the Occupancy Date of such floor to the Commencement Date, Tenant shall pay Base Rent at the rate of $14.75 per year for each square foot of Rentable Area and Tenant's Share of Estimated Operating Cost (and shall be responsible for any Operating Cost Adjustment). However, if Tenant takes possession of any part of the Premises for normal day-to-day conduct of business prior to the Occupancy Date, Tenant will also pay such Rent for such part of the Premises from the date of Tenant's possession to the Occupancy Date.

         (b) Upon the Commencement Date, Landlord and Tenant shall execute a supplement to this Lease in substantially the form attached as Exhibit M confirming the Commencement Date, Term, Rentable Area of the Premises, and Base Rent payable during the initial Term under this Lease.

         (c) If the Occupancy Date has not occurred by the Commencement Date, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting from the failure to deliver except as otherwise set out in Exhibit F. Tenant shall pay Preferred Rent for the period from and after the Commencement Date as though Tenant were in occupancy of the Premises, but that part of Tenant's Share of Estimated Operating Cost or any Operating Cost Adjustment which is not included in Preferred Rent shall not be payable for the period prior to the Occupancy Date except as set out in the last sentence of Section 10(a).

                                CARE OF PREMISES

         11. (a) At its expense, Tenant shall keep the interior portions and entrance of the Premises in good order and condition (taking into account such ordinary wear and tear as may be consistent with a Class A office building), including but not limited to (i) maintaining the Premises in a clean and sanitary condition, consistent with a Class A office building, and (ii) maintaining and repairing all mechanical, electrical, and plumbing systems, facilities, and equipment and non-structural improvements installed by Tenant for the Premises, other than the work performed by Landlord and the items furnished by Landlord as part of the Base Building Work under Exhibit D.

         (b) If Tenant fails to perform any work set out in this Article, Landlord may enter the Premises and perform the work. Except in an emergency, such entry shall be on not less than 30 days' prior written notice (or if such work reasonably requires more than 30 days to perform, upon failure of Tenant to commence such work within such 30-day period or thereafter perform such work with all due diligence), or such shorter period as may be required for Landlord to comply with the terms of any mortgage, deed of trust, or ground or underlying lease.

If Landlord performs the work, Tenant shall pay to Landlord upon invoice the cost of the work, plus 15% for Landlord's overhead and coordination.

                              ALTERATIONS BY TENANT

         12. Tenant shall not make or allow to be made any alteration, addition or improvement to the Premises without first obtaining Landlord's written consent. However, no consent will be required for any alteration, addition or improvement to the Premises which will cost less than $25,000 in the aggregate or for any carpet, paint, or cosmetic changes within the Premises, so long as such work does not materially affect the structural, mechanical, electrical, plumbing or life-safety systems or facilities or the elevator lobby and provided Landlord is given at least 15 days advance written notice specifying such work and the work is otherwise carried out in conformance with this Lease. All work shall be performed at Tenant's expense in a first class skillful manner by one or more licensed, bonded contractors approved by Landlord whose labor will work in harmony with other labor working in the Building. Tenant shall be responsible for the payment of any out-of-pocket third party expense incurred by Landlord in connection therewith. Tenant shall cause each contractor to carry workers' compensation insurance in accordance with statutory requirements and comprehensive public liability insurance, with Landlord named as an additional insured, in amounts customarily maintained by reputable commercial contractors performing such work, and shall submit evidence of the coverage to Landlord prior to commencement of the work. Any alteration, addition or improvement (other than movable equipment, furniture and other trade fixtures and personal property owned by Tenant) made to the Premises at Landlord's expense, whether pursuant to a construction allowance or otherwise, shall at once become the property of Landlord and all other such alterations, additions or improvements shall become the property of Landlord upon expiration or termination of this Lease. Any such alterations, additions or improvements (other than movable equipment furniture and other trade fixtures and personal property subject to
Article 16) shall be surrendered to Landlord upon expiration or earlier termination of this Lease, except for any items which Landlord has agreed in writing at the time such items are installed may be removed by Tenant at expiration or termination of the Lease.

                                MECHANICS' LIENS

         13. (a) Tenant will not permit any liens to stand against the Premises or the Project for any labor, skill, material or equipment furnished or claimed to be furnished to or on account of Tenant in connection with any work in or about the Premises. Tenant shall give notice to Landlord of the filing of any such lien within five business days of Tenant's receipt of it and shall cause it to be discharged within 30 days of its filing. If Tenant fails to so discharge the lien, Landlord may (but will not be obligated to) discharge the lien by paying the amount claimed to be due, and the amount paid and all Landlord's expenses including reasonable attorneys' fees shall be paid by Tenant to Landlord.

         (b) Notwithstanding anything in Section 13(a) to the contrary, so long as an Event of Default is not continuing under this Lease and the mortgages, deeds of trust and ground and underlying leases on the Project permit contest of mechanics' liens, Tenant may in good faith contest any mechanics' lien or claim thereof upon notification to Landlord of its intent and within 30 days of filing of the lien providing Landlord with a bond or other security reasonably satisfactory to Landlord in an amount not less than 120% of the claim plus the interest which Landlord estimates will accrue thereon during the pendency of such contest, or complying with such statutory procedures as may be available to release the lien. If Tenant fails to satisfy such lien claim upon entry of final judgment or in the reasonable opinion of Landlord the Project or any part thereof or Landlord's interest therein is or becomes subject to loss or forfeiture, Landlord may use the security to pay such claim or otherwise obtain a discharge or release of the lien and to pay Landlord's expenses in connection therewith.

                                 USE OF PREMISES

         14. (a) Tenant shall not occupy or use the Premises or permit them to be occupied or used for any purpose other than the Use set out in Article 1, or in a manner which is unlawful, disreputable or creates any nuisance or fire hazard or which would invalidate or increase the rate for insurance coverage on the Building or its contents or which would unreasonably interfere with, annoy, or disturb any employee or occupant of the Premises, any other tenant in the use of its premises, or the Landlord in the operation of the Building. Landlord shall permit smoking of tobacco products by employees and visitors in the Premises under the terms and conditions set out in Exhibit E, and may permit smoking of tobacco products in other premises in the Building in accordance with applicable law and such reasonable safety, comfort and cleanliness regulations as may from time to time be adopted by Landlord.

         (b) Tenant shall comply with all laws, ordinances, orders, rules and regulations ("Applicable Laws") relating to the use, condition or occupancy of the Premises, including without limitation the provisions of the Americans with Disabilities Act relating to accessibility within the Premises. However, Tenant shall not be required to make any improvements or alterations to comply with Applicable Laws unless related to Tenant's specific manner of use or occupancy of the Premises (as distinguished from use or occupancy of the Building by office tenants generally) or to any improvements or alterations voluntarily undertaken by Tenant or to Tenant's unique status under Applicable Laws. Tenant shall comply with the rules and regulations set out in Exhibit B and any other rules and regulations not abrogating the terms of this Lease which are adopted by Landlord from time to time in good faith for the safety, care and cleanliness and preservation of good order in the Premises and the Building.

         (c) Tenant shall not cause or permit the storage, use, generation, or disposition of any explosives, radioactive materials, asbestos, urea formaldehyde, polychlorinated biphenyl, petroleum products, or other dangerous, toxic or hazardous substances in or about the Premises (other than the storage and use in full compliance with all laws and regulations of incidental amounts of such common hazardous materials as may be reasonably required for the normal operation of Tenant's business in the Premises). Landlord will indemnify and hold harmless Tenant from and against all costs, liabilities, claims and expenses (including reasonable attorneys' fees) incurred by Tenant as a result of claims by third parties arising out of the presence of any hazardous materials in the Project in violation of any applicable governmental laws, orders, rules or regulations in effect as of the date of this Lease unless the presence of such hazardous materials resulted from the actions or inactions of Tenant or other tenants or occupants of the Project.

         (d) Landlord will design and construct the Building such that any facilities and equipment included in the Base Building Work under Exhibit D will not produce electromagnetic field ("EMF") radiation that is measured at a level of 10 milliGauss or higher in the Premises, and will not engage in and will use commercially reasonable efforts (including imposing this same requirement on other tenants by the Building regulations or other provisions of Building leases) to prevent any activity on or within the Project which produces EMF radiation exceeding such level (such level of radiation referred to herein as "Excessive Radiation"). If any such Excessive Radiation occurs on or within the Premises and is caused by or is or was otherwise within the control of the Landlord, Landlord, after written notice from Tenant, shall at its expense use all reasonable efforts to eliminate the source or reduce it by shielding or other means to a level which eliminates Excessive Radiation in the Premises. If shielding or other means is used to eliminate Excessive Radiation in the Premises, Tenant and Landlord shall cooperate in the method employed to minimize physical intrusion into the Premises or material interference with Tenant's use of the Premises. Tenant agrees that it will abide by and cause any subtenants or occupants of the Premises to abide by any regulations or other provisions generally required of tenants in the Building proscribing any activity in the Project which produces EMF radiation that is measured at a level of 10 milliGauss or higher in any part of the Project.

                                PREMISES SIGNAGE

         15. Any sign, advertisement, design or other graphic on or about the windows, doors or elevator lobbies of the Premises which are visible from outside the Premises is subject to Landlord's approval. It shall conform to the uniform pattern of identification signs for tenants as prescribed by Landlord. Any such graphic not approved may be removed by Landlord without liability to Tenant for any loss or damage Tenant may incur. If so removed, Tenant shall pay to Landlord the reasonable cost of removal and restoration. Landlord shall provide Building standard directional signage for each multi-tenant floor of the Building on which Tenant occupies space.

                                 TRADE FIXTURES

         16. Movable equipment, furniture and other trade fixtures and personal property owned by Tenant and installed in the Premises remain Tenant's property. Any such property may be removed by Tenant in the ordinary course of its business and shall be removed at the expiration or earlier termination of this Lease. Tenant shall promptly repair at its expense any damage to the Premises or any other part of the Building caused by the removal of the property.

                        ASSIGNMENT OR SUBLEASE BY TENANT

         17. (a) Tenant shall not assign or otherwise transfer this Lease or any interest in this Lease, nor sublet all or any part of the Premises, nor permit occupancy of the Premises by anyone other than Tenant without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. If Tenant is a corporation, limited liability company or partnership, transfer of effective control of the Tenant constitutes an assignment under this Article. The transfer of effective control will not include any transfer of stock by shareholders of Tenant to family members or trusts resulting from personal estate or tax planning or sale of the outstanding capital stock of Tenant in a public offering so long as there is no significant change in the management of the Tenant in connection therewith or arising therefrom. In determining whether to give consent, Landlord may consider all relevant factors, including but not limited to covenants made by Landlord in any ground or underlying lease, financing agreement, or master agreement and the financial background and status and business history of the proposed assignee, sublessee or occupant. Consent by Landlord to any assignment of this Lease or any subletting of the Premises shall not operate as a waiver of Landlord's rights under this Article. No assignment or subletting shall release Tenant of any of its obligations or waive any of Landlord's rights under this Lease. The acceptance of rent from someone other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease or consent to any assignment of this Lease or subletting of the Premises.

         (b) To the extent permitted under applicable law, neither Tenant's rights nor Tenant's interest in this Lease shall pass to any trustee or receiver in bankruptcy or assignee for the benefit of creditors, or by operation of law, without the prior written consent of Landlord which consent may be withheld in Landlord's sole and absolute discretion.

         (c) Landlord hereby consents to the assignment of this Lease or sublease of all or part of the Premises to an Affiliate of Tenant or to a purchaser of all or substantially all of the assets and business of Tenant or to a company which results from a consolidation or merger with Tenant, so long as
(i) Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease, and (ii) the assignor and assignee under any such assignment each agree in writing with Landlord, the lessor under the Master Lease, and the holder of the Prime Mortgage to remain directly and primarily liable for payment of the Rent and performance of all other obligations under this Lease, and (iii) in the case of a purchase only, the purchaser under any such assignment has a net worth after such event (after deducting the value of patents, copyrights, franchises, trademarks and goodwill) exceeding the net worth of Tenant as of the date of this Lease or the date of such assignment, whichever is greater, and (iv) the assignment or subletting is otherwise in compliance with this Article. As used herein, an "Affiliate" means an entity controlling, controlled by or under common control with Tenant, where "control" of an entity means the direct or indirect ownership of a majority of the voting and economic interests of such entity.

         (d) Tenant shall not sublet more than 30,000 square feet of Rentable Area in the aggregate to any one or more parties who are not Affiliates unless Tenant shall first offer in writing to sublet each such space to Landlord. Such writing shall identify the space being offered and the term for which Tenant desires to sublet such space, including any renewal periods. If Landlord accepts such first offer within 15 days after receipt of it, Tenant shall sublet the specified space to Landlord for the specified period (including any renewal periods) on the same terms and conditions as this Lease except (i) the rent payable by Landlord shall be for the same rent as is payable under this Lease (reduced pro rata if the sublease is for less than all of the Premises), (ii) Landlord may further sublet the space without Tenant's consent for any of the Uses permitted under this Lease, without offering to sublet the space to Tenant and without obligation to pay to Tenant any excess rent or other consideration received from any such subletting, and (iii) Landlord may make any changes, additions, alterations or improvements to such space with Tenant's consent. If such sublease to Landlord is for substantially less than the remainder of the Term and Tenant desires to reoccupy the space upon expiration of such sublease, Landlord shall at Tenant's reasonable request restore the space to its prior condition at the expiration of such sublease. If Landlord does not accept such offer, Tenant may at any time within six months thereafter sublet all or part of such space on such terms and conditions as Tenant deems advisable, but subject to the other terms and conditions pertaining to subletting by Tenant under this Article.

         (e) Tenant shall reimburse Landlord for any costs and legal fees reasonably incurred by Landlord in connection with any proposed transfer or sublease not in excess of $1,500 for each such event. Except for any assignment or sublease described in Section 17(c) or a transfer of effective control of Tenant which is deemed to be an assignment under Section 17(a), Tenant shall also pay over to Landlord upon receipt 50% of any rent or other consideration received by Tenant in connection with any such sublease which (after deducting the out-of-pocket cost to Tenant, if any, in effecting the sublease, including reasonable alteration costs, commissions and legal fees) is in excess of the Rent for the comparable period (or, if the sublease is for less than all of the Premises, in excess of the pro rata portion of the Rent for the comparable period) and 50% of any consideration received by Tenant in connection with any other transfer or this Lease (after deducting the out-of-pocket cost to Tenant, if any, in effecting the transfer).

         (f) No transfer of this Lease shall be effective unless it is in compliance with this Article and the transferor and transferee have each agreed with Landlord in writing to perform and comply with all of Tenant's obligations under this Lease. No subletting of all or any part of the Premises shall be effective unless it is in compliance with this Article and the subtenant has agreed with Landlord in writing to attorn to Landlord at Landlord's written request upon any termination of this Lease prior to the expiration of the sublease.

                                  SUBORDINATION

         18. (a) This Lease is subject and subordinate to the Master Lease and Prime Mortgage and any renewal, modification, consolidation, replacement or extension thereof, subject to the terms of the Subordination Agreements.

         (b) This Lease shall be subject and subordinate to any other ground or underlying leases hereafter affecting all or any part of the Project and to the lien of any other mortgages or deeds of trust in any amount hereafter placed on all or any part of the Project or on any interest in the Project, and any renewal, modification, consolidation, replacement or extension of any of those encumbrances. However, any such subordination shall not be effective unless the holder of such encumbrance has delivered to Tenant a recordable written agreement substantially in the form of the Subordination Agreements or otherwise reasonably satisfactory to Tenant that this Lease and all Tenant rights under this Lease shall not be disturbed by such holder so long as an Event of Default is not continuing under this Lease. Moreover, if the holder of any first mortgage or first deed of trust on the Project so elects, this Lease shall in whole or in part be deemed prior in lien to such first mortgage or first deed of trust regardless of the date of recording. Tenant shall within 20 days after Tenant's receipt of Landlord's written request execute and deliver without further consideration any instruments reasonably requested by Landlord or the lessor of any ground or underlying lease or holder of any mortgage or deed of trust on the Project and consistent with the terms and conditions of this Lease evidencing the priority or subordination of this Lease to such ground or underlying lease or to the lien of such mortgage or deed of trust.

         (c) Tenant shall upon the request of the successor in interest of Landlord arising from termination of any ground or underlying lease or repossession in lieu of termination, or foreclosure of any mortgage or deed of trust or conveyance in lieu of foreclosure, whether voluntary or by operation of law, attorn to and become the tenant of the successor in interest, but (except as may otherwise be expressly provided in the Subordination Agreements) such successor in interest shall not be liable for any act or omission of Landlord, or subject to any offsets or defenses Tenant may have against Landlord, or bound by any prepayment of Rent more than one month in advance, or bound by any amendment or modification of this Lease made without the consent of the lessor of the ground or underlying lease or holder of the mortgage or deed of trust following the date such lease, mortgage or deed of trust (as the case may be) is recorded.

                                 ACKNOWLEDGEMENT

         19. Within 20 days after the written request of Landlord or Tenant, the other party will execute, acknowledge and deliver a statement addressed to the requesting party or any prospective mortgagee, assignee, transferee or others designated by the requesting party certifying that this Lease is in full force and effect and has not been modified or amended except as set out in the statement, the date of commencement and expiration of the Term, the date to which Rent has been paid, that there are no current defaults by Landlord or Tenant except as set out in the statement, and as to any other matters pertaining to this Lease as may be reasonably requested. Any mortgagee, assignee, transferee or others designated by the requesting party shall be entitled to rely upon the statement given under this Article.

                                    INSURANCE

         20. (a) Tenant shall procure and maintain, at its own cost and expense, comprehensive general public liability insurance with contractual liability coverage and written on an "occurrence" basis insuring Tenant and Landlord (and the lessor under the Master Lease, the holder of the Prime Mortgage and any other parties reasonably requested by Landlord) from all claims, demands or actions for injury or death or property damage in or about the Premises in amounts which are from time to time reasonably required by Landlord, but not less than $5,000,000 combined single limit for injury or death and damage to property, workers' compensation insurance within statutory limits covering Tenant's employees in the Premises, property insurance insuring against loss by fire and other hazards covered by the so-called "all risk" form of policy and water damage insurance in amounts sufficient to cover the full replacement value of all improvements in or about the Premises (other than those improvements installed at Landlord's expense under Exhibit D) and all property in the Premises not owned by Landlord with a deductible reasonably acceptable to Landlord. The insurance shall be in a form and with an insurer reasonably acceptable to Landlord and shall not be subject to cancellation or material change except after at least 10 days' written notice to Landlord. Each policy or a duly executed certificate, together with satisfactory evidence of the payment of premiums, shall be deposited with Landlord before the Commencement Date and at least 30 days before the expiration of the policy.

         (b) Landlord shall procure and maintain at Landlord's cost (subject to participation by Tenant by payment of Tenant's Share of Estimated Operating Cost and any Operating Cost Adjustment) comprehensive general public liability insurance with contractual liability coverage and written on an "occurrence" basis insuring against all claims, demands or actions for injury or death or property damage in or about the Project in amounts which are from time to time acceptable to prudent owners of comparable buildings in the Saint Paul central business district, but not less than $10,000,000 combined single limit for injury or death and damage to property, property insurance insuring against loss by fire and other hazards covered by the so-called "all risk" form of policy in amounts sufficient to cover the full replacement value of the Building, all leasehold improvements in or about the Building which were installed at Landlord's expense, and all property of Landlord in the Building with a deductible reasonably acceptable to prudent owners of comparable buildings in the Saint Paul central business district, rental interruption insurance insuring against risk of loss of income for a period of at least 24 months, and such other insurance as is customarily obtained by owners of Class A office buildings in downtown Saint Paul, is required under any ground or underlying lease, mortgage or deed of trust, or is otherwise agreed between Landlord and Tenant. Evidence of Landlord's insurance coverage and copies of relevant policies or certificates shall be available to Tenant upon written request.

         (c) Landlord and Tenant agree to reasonably cooperate with each other and with any other tenants to obtain insurance coverage for the Project which satisfies their respective obligations under this Lease, the Master Lease and the Prime Mortgage at competitive rates without duplication of coverage. Such cooperation shall include procurement by Landlord and Tenant of rent loss and business interruption insurance to the extent available from a conventional insurance source at a cost that is reasonably proportionate to Tenant's standard business interruption coverage so as to provide non-duplicative coverage against losses due to the continuing obligation of Tenant to pay Rent and other costs during any interruption of Tenant's use of the Premises for at least 20 months.

                              SURRENDER OF PREMISES

         21. Upon the expiration or earlier termination of this Lease, Tenant at its expense shall immediately (i) remove Tenant's goods and effects and those of all persons claiming under Tenant, and (ii) surrender the Premises to Landlord peaceably and quietly in as good order and condition as they were in on the Commencement Date or were thereafter placed by Landlord, reasonable wear and tear as may be consistent with a Class A office building excepted. Any property of Tenant left in the Premises after expiration or earlier termination of this Lease shall be deemed abandoned and may at Tenant's expense be removed from the Premises and, upon not less than 10 days' notice to Tenant, disposed of by Landlord as Landlord deems expedient.

                                 QUIET ENJOYMENT

         22. Tenant, on paying the rent and performing its obligations under this Lease, shall peacefully and quietly have, hold and enjoy the Premises subject to the terms of this Lease.

                               BUILDING OPERATION

         23. (a) During the Term, Landlord shall operate and maintain the Project in accordance with all Applicable Laws, insurance requirements, and the standards for Class A buildings of similar age and use in the community and shall provide during Tenant's occupancy of the Premises the following services:

                  (i) cleaning and janitorial service in the Premises during evening hours substantially in accordance with the cleaning schedule set out in Exhibit G and during daytime hours on a reasonably available basis, Monday through Friday exclusive of legal holidays,

                  (ii) heating, cooling, and ventilation of a capacity equal to that set out in Exhibit D, for use and occupancy of the Premises from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m., Saturday, excluding legal holidays,

                  (iii) electric power of a capacity equal to that set out under Exhibit D, for lighting and operation of office equipment in the Premises,

                  (iv) replacement and lawful disposal of Building standard fluorescent tubes, light bulbs and ballasts in the Premises,

                  (v) reasonable access to and egress from the entire Premises, including passenger elevator service in common with other tenants at all times (subject to off-hours security measures) and freight elevator service as reasonably scheduled by Landlord,

                  (vi) domestic running water and sanitary sewer and necessary supplies in common washrooms for general use by occupants of the Premises, and, if applicable, other premises in the Building,

                  (vii) standard security guard service for the Building with 24-hour on-site lobby attendant stationed in the main lobby and 24-hour on-site guard patrolling the Building, on-call pedestrian escort service within the Building to the Premises and between the Building and nearby parking facilities on a reasonably available basis, access control system throughout the Building which as of the Delivery Date would reasonably be considered "state of the art" for established technology, and video monitors at locations reasonably determined by Landlord,

                  (viii) maintenance, repair and replacement of the foundations, exterior walls, floor slabs, roof, drainage system, and other structural elements of the Building, any common areas and special areas of the Building, the Building facilities and equipment necessary to provide the services set out in this Section, and any other improvements, facilities or equipment within the Project provided by Landlord as Base Building Work or otherwise furnished by Landlord as Building standard items under Exhibit D,

                  (ix) exterior and interior window washing with frequency as reasonably determined by Landlord but in no event less than twice per year,

                  (x) access for communications utilities to bring communications lines as described under Exhibit D,

                  (xi) a general directory board on which Tenant shall be entitled to have its name shown and a reasonable number of the departments and principal officers of Tenant identified in accordance with the reasonable regulations of Landlord, provided Landlord will not be obligated to provide Tenant with more than one directory strip for each 5,000 square feet of Rentable Area in the Premises, and

                  (xii) such other services as are specifically identified in this Lease or customarily provided in Class A office buildings in downtown Saint Paul.

         (b) If Tenant requires additional heating, cooling, ventilation or electric power in all or any part of the Premises in excess of the capacity set out in Exhibit D, the additional installation and operating cost of any additional facilities or equipment required to supply such additional capacity will be the obligation of Tenant.

         (c) Landlord shall make available 24-hour heating and cooling to the Premises "on demand," pursuant to such reasonable regulations as Landlord may adopt from time to time. Landlord shall provide any other service requested by Tenant in amounts in excess of Building standard if Landlord is reasonably able to provide the additional amounts from existing equipment or otherwise agrees to provide the additional amounts. Tenant will pay Landlord's direct cost of providing such additional services, including a reasonable charge based on Landlord's direct cost of administration.

         (d) The cost of Building, operation under this Article will be included in Actual Operating Cost to the extent provided under Section 3(f). If Landlord from time to time reasonably determines by submetering, engineering calculation, or other reliable means that the use of any utility or service provided by Landlord in the Premises is disproportionate to the use of other occupants, Landlord may separately charge Tenant for the excess cost attributable to such disproportionate use, but the cost of such investigation shall be included in the Actual Operating Cost under this Lease.

         (e) Tenant wilt be permitted to be actively involved in the selection of the major providers of services to the Building, such as providers of telecommunications, fiber optics, satellite, deregulated electricity, and janitorial services, so long as such involvement does not unduly delay the selection of such entities. If Tenant reasonably objects to any recurring failure of any service provider to meet commercially reasonable standards, Tenant shall give Landlord not less than 30 days' written notice specifying the objection. If the service provider has not cured the objection within 30 days of Tenant's notice or reasonable extensions thereof, then Landlord shall terminate the service contract and select a new provider for such service reasonably acceptable to Tenant.

         (f) Reduction, interruption or termination of any service provided by Landlord or any other supplier because of necessary repairs, installations or improvements, Landlord's failure to perform any service under this Article, or any cause beyond the reasonable control of Landlord, shall not be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from fulfilling any obligation of the Lease. However, to the extent the Premises are rendered unusable by Tenant in its business by reason of any such event, that part of Tenant's Share of Estimated Operating Cost and any Operating Cost Adjustment which is not included in the Preferred Rent will be proportionately reduced from three business days after notice from Tenant to Landlord and the lessor under the Master Lease that the Premises are unusable until the Premises are again rendered usable. Landlord shall not be liable for damages arising from the failure to provide any service or the reduction, interruption or termination of any service except to the extent specified in Exhibit F. If any of the equipment or machinery used by Landlord in supplying the services breaks down or for any cause ceases to function properly, Landlord shall use reasonable diligence to make the necessary repair or replacement.

                           RIGHTS RESERVED TO LANDLORD

         24. (a) Landlord, its agents, representatives or designees, may enter the Premises at all reasonable hours to inspect the Premises, to make repairs, alterations or additions to the Premises, the Building or other improvements, to show the Premises to prospective tenants, purchasers or mortgagees, or for other reasonable purposes as Landlord deems necessary or desirable, Except in an emergency or for routine services such as cleaning and janitorial services, Landlord shall consult with or give Tenant reasonable notice at the Premises prior to such entry. Entry for showing the Premises to prospective tenants may only be made when an Event of Default is continuing under this Lease or during the last six months of the Term.

         (b) Landlord may install, use, maintain, repair, and replace above the finished ceiling surface, below the finished floor surface, and in the walls and mechanical shafts within the Premises any pipes, ducts, conduits, wires, and other equipment for service to other parts of the Building or other improvements.

         (c) Landlord may make changes in or additions to any part of the Building or other improvements outside the Premises and may alter or relocate any public areas and special service areas in or serving the Building provided Tenant is permitted to be actively involved in the design and decision process and such changes do not materially affect the layout or Rentable Area of the Premises or (except for inconvenience during construction) unreasonably impair access to or Tenant's use and enjoyment of the Premises.

         (d) In entering the Premises or carrying out any work under this Article, Landlord shall minimize disruption of Tenant's use of the Premises and operation of its business, and shall repair any damage to the Premises caused by the work. Such entry or work shall not be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from fulfilling any obligation under this Lease. However, to the extent the Premises are rendered unusable by Tenant in its business by reason of any such entry or work, Tenant's Share of Estimated Operating Cost (other than the cost of taxes, assessments, shortfall payments, and insurance) and any Operating Cost Adjustment therefor will be proportionately reduced from three business days after notice from Tenant that the Premises are unusable until the Premises are again rendered usable. Under no circumstances shall Landlord be liable for consequential damages arising from any such entry or work.

                             ASSIGNMENT BY LANDLORD

         25. Landlord may sell, convey, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Project. Subject to
Article 18, the rights of Tenant under this Lease shall not be affected by such transfer and Tenant shall attorn to the transferee so long as the transferee assumes Landlord's obligations under this Lease accruing from the effective date of such transfer. Landlord may not, however, make any such transfer prior to the Commencement Date without first receiving the written consent of Tenant. Tenant may consider the following factors, among others, in determining whether to grant or withhold its consent: (i) the experience of the proposed transferee or its agents or managers in constructing, developing and managing Class A office properties in the Minneapolis-Saint Paul area or other major urban areas; and
(ii) the impact, if any, of such transfer on Tenant and the Project schedule, Project budget (including Tenant allowances), and quality of construction of the Base Building Work under Exhibit D.

                                  CONDEMNATION

         26. If the entire Premises are taken or condemned for any public purpose (or purchased under threat of taking) this Lease shall terminate as of the date of taking. If part of the Project is so taken or condemned and Landlord reasonably determines that substantial alteration, reconstruction or demolition of a substantial part of the Building is necessary or desirable, whether or not the Premises are affected thereby, Landlord may terminate this Lease as of the date of taking upon giving notice to Tenant within 60 days after the date of taking. If more than 67,500 square feet of Rentable Area of the Premises is taken or condemned, Tenant may terminate this Lease by written notice given within 60 days after the date of taking. If a portion of the Premises is affected by such taking or condemnation and this Lease is not terminated by Landlord or Tenant, Landlord shall promptly restore the remainder of the Premises to as near the condition which existed prior to the taking as reasonably possible, the Base Rent, Tenant's Share of Estimated Operating Cost and any Operating Cost Adjustment therefor shall be appropriately reduced for the period following the date of taking to reflect the reduction in Rentable Area, and Tenant shall be responsible for any repair or replacement of Tenant's movable equipment, furniture, and other trade fixtures and personal property affected by such taking or condemnation. Subject to the Master Lease and Prime Mortgage, the entire award for the taking of the fee and leasehold interests in the Project shall belong to Landlord, but Landlord shall not be entitled to any award made to Tenant for movable equipment, furniture and other trade fixtures or personal property owned by Tenant or for Tenant's relocation or moving expenses.

                               DAMAGE TO BUILDING

         27. If all or part of the Building is damaged or destroyed by fire or other casualty, Landlord shall select an independent general contractor approved by Tenant who is prepared to deliver a construction contract which will provide for repair and restoration of the Project (including any tenant improvement work in the Premises) within a specified period of time with such liquidated damages, guaranty or other arrangements as shad be reasonably acceptable to Landlord and the lessor under the Prime Lease to assure that such work is completed in such time. Such contractor shall within 60 days of the date of damage deliver to Landlord and Tenant such contractor's determination of the time required to repair and restore the Project using normal construction practice. If the general contractor determines that the Project (including tenant improvements) cannot be repaired and restored within 20 months of the date of damage or if the lessor of any ground or underlying lease or holder of any mortgage or deed of trust does not make the insurance proceeds available and Landlord does not have sufficient funds available for repair and restoration of the Project, then Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof within 90 days after the damage or destruction. Landlord acknowledges that the Master Lease currently provides for application of the insurance proceeds for repair and restoration, and agrees it will not without Tenant's written approval modify or amend such requirement and will use commercially reasonable efforts to enforce such obligation. If a portion of the Premises is damaged by fire or other casualty and this Lease is not so terminated, Landlord shall promptly and with all due diligence restore the Premises (including any leasehold improvements which Tenant is required to insure under Section 20(a)) to as near the condition which existed prior to such damage or destruction as reasonably possible, and that part of Tenant's Share of Estimated Operating Cost and any Operating Cost Adjustment not included in the Preferred Rent shall be reduced during the time the Premises are untenantable in the proportion that the untenantable portion of the Premises bears to the entire Premises. Tenant shall be responsible for the cost of any repair or replacement of any improvements which Tenant is required to insure and any movable equipment, furniture and other trade fixtures and personal property in or about the Premises regardless of the cause of damage or destruction. Before repair or restoration of the Project commences and upon evidence to Tenant that funds necessary to complete repair and restoration of the Building are currently available and deposited, Tenant shall deposit with the depository holding other construction funds all insurance proceeds and other amounts as may be required to repair and replace any improvements which Tenant is required to insure. Landlord will not be required to repair or restore any such improvements for which Tenant does not make funds available and will not be responsible under Exhibit F for any Relocation Costs or Carryover Costs which arise from failure to repair or restore any such improvements for which Tenant does not make funds available.

                                  HOLDING OVER

         28. (a) If Tenant holds over after expiration or earlier termination of this Lease without written consent of Landlord, Tenant shall become a tenant at sufferance only at a rental rate equal to 150% of the Base Rent in effect for the month immediately preceding the expiration or termination (or fair market rental value, if greater) plus all other Rent which would be payable had the Term remained in effect and otherwise subject to the terms of this Lease. No unauthorized holding over shall operate to extend the Term and Tenant shall indemnify Landlord against all claims for damages of any kind resulting from the holdover.

         (b) Any holding over with the consent of Landlord in writing shall be deemed an occupancy of the Premises as a tenant from month to month, at a monthly rental equal to the installment of Base Rent in effect for the month preceding the expiration or termination plus all other Rent which would be payable had the Term remained in effect, or such other amount as is set out in the consent, and subject to all other terms and conditions of this Lease to the extent they are applicable to a month to month lease terminable by either party on 30 days written notice to the other.

                                   LEGAL COSTS

         29. In any dispute or litigation between Landlord and Tenant concerning the default or alleged default by Landlord or Tenant under this Lease, the prevailing party shall be entitled to reimbursement by the other party of all reasonable attorneys' fees and court costs incurred in such dispute or litigation.

                                DEFAULT BY TENANT

         30. (a) It shall be an Event of Default under this Lease if (i) Tenant fails to pay Base Rent or Tenant's Share of Estimated Operating Cost within five business days after the due date or fails to pay any other sum owing by it under this Lease within ten business days after the due date, or (ii) Tenant fails to comply with the assignment and subletting provisions under Article 17, or (iii) Tenant fails to observe or perform any other provision of this Lease within 30 days after notice of such failure (provided that, if such matter is not reasonably capable of being cured within 30 days and, within such initial 30-day period, Tenant has submitted to Landlord a plan reasonably acceptable to Landlord for curing the default, the cure period shall be extended as long as Tenant is diligently and continuously pursuing such a cure to a successful conclusion according to such plan), or (iv) Tenant abandons the Premises or fails to take possession of the Premises within a reasonable time after they are available for occupancy or fails to begin conducting business in the Premises as soon as practicable after taking possession, or (v) the interest of Tenant under this Lease is levied on under execution or other legal process, or any petition filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or any petition is filed or other action taken to reorganize or modify Tenants capital structure (if Tenant is a corporation or other entity) or Tenant is declared insolvent by a court of competent jurisdiction, or any assignment of Tenant's property is made for the benefit of creditors, or a receiver or trustee is appointed for Tenant or its property (provided that no levy, execution, legal process or petition filed against Tenant constitutes a breach of this Lease if Tenant vigorously contests by appropriate proceedings and it is removed or vacated within 60 days from the date of its creation, service or filing).

         (b) If an Event of Default is continuing under this Lease, Landlord may
(i) terminate this Lease and recover forthwith as damages the amounts provided in this Article, or (ii) terminate Tenant's right of possession and repossess the Premises and remove all persons or property from the Premises, without demand or notice to Tenant and without terminating this Lease, and recover forthwith as damages the amounts provided in this Article. In addition, whether or not this Lease is terminated or Landlord repossesses the Premises for an Event of Default, Landlord shall be entitled to recover from Tenant any other damages arising out of Tenant's breach of this Lease and exercise any other rights or remedies provided at law or in equity. If this Lease is terminated or Landlord repossesses the Premises for an Event of Default, Landlord shall use commercially reasonable efforts to relet all or any part of the Premises for the account of Tenant for the rent and upon the terms Landlord deems advisable (but shall be entitled to give priority to the reletting of other space in the Building which may be available or is likely to be available to Landlord for reletting) and may make changes, additions, improvements, redecorations, and repairs to the Premises as Landlord reasonably deems appropriate, without affecting Tenant's liability under this Lease.

         (c) If this Lease is terminated or Landlord repossesses the Premises for an Event of Default, Tenant shall pay to Landlord on demand the sum of (i) the unpaid Rent owing at the time of termination or repossession, as the case may be, and (ii) all expenses reasonably incurred by Landlord in terminating, repossessing, and reletting, including but not limited to costs of changes, additions, improvements, redecorations and repairs in preparation for reletting, brokerage and legal fees, and the collection of Rent (but if the lease term for any reletting extends beyond the existing Term or the premises covered by the reletting includes space outside the Premises, a fair apportionment of the expenses incurred in connection with the reletting will be made), and (iii) any deficiency between the Rent for the remainder of the Term and the payments, if any, received by Landlord from any reletting of the Premises or, if elected by Landlord as liquidated and final damages for lost rent, in addition to the monthly deficiencies accruing through the date of such election, a lump sum equal to the present value (calculated by discounting at 1(degree)/a per annum over the discount rate of the Federal Reserve Bank of Minneapolis or 0.25% per annum over the Series A Interest Rate payable under the Prime Mortgage, whichever is less) as of the date of such election of the amount by which the Base Rent for the remainder of the Term exceeds the Market Rate for the Premises over the remainder of the Term (determined with reference to the terms and conditions of any reletting if Landlord relets the Premises within a reasonable period after termination or repossession), and (iv) any other sums, interest, or damages owed by Tenant to Landlord pursuant to this Lease. By way of illustration of the lump sum calculation under (iii), if there remain five years in the Term and the Base Rent payable under this Lease exceeds the Market Rate for the Premises by $1.00 for each square foot of Rentable Area of the Premises and the interest rate used for determining the present value is 8% per annum, the lump sum payment would be $4.11 for each square foot of Rentable Area of the Premises. If the Base Rent payable under this Lease is less than the Market Rate, the lump sum payment under (iii) would be $0.00.

         (d) Failure of Landlord to give notice of a default immediately upon occurrence of such a default or any delay in taking any action in connection with any default shall not waive the default, and so long as such default remains uncured beyond any applicable cure period Landlord may at any time thereafter declare an Event of Default.

         (e) If an Event of Default is continuing under this Lease, Landlord may (but without obligation and without limiting any other remedies which it may have by reason of the Event of Default) cure the Event of Default, and Tenant shall pay the reasonable costs of curing the Event of Default to Landlord upon demand.

                                LANDLORD DEFAULT

         31. In the event of any default in the performance of any obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such default or, in the event the default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such default. A copy of such notice to Landlord will be sent to the lessor under the Master Lease, the holder under the Prime Mortgage, and any lessor of any other ground or underlying lease or holder of any other mortgage or deed of trust of which Tenant has been notified in writing, and any such lessor or holder will also have the same rights to cure such default. Tenant shall be entitled to recover from Landlord any damages arising out of Landlord's breach of this Lease, and (except as provided in Section 5(c) of this Lease) exercise any other rights or remedies provided at law or in equity.

                                    INDEMNITY

         32. (a) Subject to Article 33, Tenant shall indemnify and hold harmless Landlord and Landlord's agents, officers and employees from all claims, costs and liabilities arising out of any injury or damage to person or property occurring in the Premises or to the extent caused by the negligence or willful misconduct of Tenant, its agents, officers or employees.

         (b) Subject to Section 32(a) and Article 33, Landlord shall indemnify and hold harmless Tenant and Tenant's agents, officers and employees from all claims, costs and liabilities (other than costs includable in Actual Operating
Cost) arising out of any injury or damage to person or property occurring within the common areas of the Project or to the extent caused by the negligence or willful misconduct of Landlord, its agents, officers or employees.

                              WAIVER OF SUBROGATION

         33. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive any right of recovery, claim, action or cause of action against the other and the agents, officers and employees of the other for any loss or damage that may occur to the Premises or any improvements or property of Tenant in or about the Premises or to the Building or any improvements or property of Landlord in or about the Building by reason of fire or other cause which would be insured under the terms of the insurance policies provided under
Article 20,
regardless of cause or origin, including negligence of the other party, its agents, officers or employees, and agrees that no insurer shall hold any right of subrogation against the other party. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by the policy.

                                  SEVERABILITY

         34. If any term or provision of this Lease or the application of it to any person or circumstance is invalid or unenforceable, the remainder of this Lease or the application of such provision to other persons or circumstances shall not be affected, and each provision of this Lease shall be valid and enforceable to the extent permitted by law.

                               WAIVER OF COVENANTS

         35. Failure of Landlord or Tenant to insist in anyone or more instances upon strict performance of any obligation of the other party under this Lease or to exercise any right available to it under this Lease shall not be construed as a waiver or a relinquishment for the future of the obligation or right and the obligation or right shall continue and remain in full force and effect. The receipt by Landlord of rent with knowledge of a breach in any obligation of Tenant under this Lease other than the failure of Tenant to pay such rental amount shall not be deemed a waiver of the breach. Neither party shall be deemed to have waived any provision of this Lease until expressed in writing and signed by such party.

                                     NOTICES

         36. All notices, demands, consents and approvals given under this Lease shall be in writing and shall be deemed to have been fully given when personally delivered to a party or its agent (including but not limited to delivery by messenger or courier with evidence of receipt) or three business days after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, and addressed as follows:

                  If to Tenant:     Lawson Associates, Inc.
                                    1300 Godward Street; N.E.
                                    Minneapolis, MN 55413-3004
                                    Attention: Director of Facilities Services

                  If to Landlord:   Rice Park Associates, LLC
                                    c/o Frauenshuh Management Company
                                    180 East 5th Street, Suite 160
                                    Saint Paul, MN 55101
                                    Attention: General Manager
                  with a copy to:   Frauenshuh Companies
                                    7760 France Avenue South, Suite 210
                                    Bloomington, MN 55435
                                    Attention: David R. Frauenshuh

Either party may designate a different address on at least 15 days' notice to the other. A party giving any notice of default under this Lease shall endeavor to give a copy of such notice to the lessor under the Master Lease and the holder of the Prime Mortgage, provided, however, that the failure to give such notice to the lessor under the Master Lease or the holder of the Prime Mortgage shall not invalidate any notice so given.

                                  MISCELLANEOUS

         37. (a) This Lease is binding upon and inures to the benefit of Landlord, its permitted successors and assigns, and is binding upon and inures to the benefit of Tenant, its permitted successors and any assigns. The obligations of this Lease run with the Land.

         (b) The rights and remedies of Landlord and Tenant under this Lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This Lease is declared to be a Minnesota contract, and all of its terms shall be construed according to the laws of the State of Minnesota.

         (c) Time is of the essence of each obligation of this Lease in which time is a factor.

         (d) The captions in this Lease are for convenience only and are not part of this Lease.

         (e) This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         (f) The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation of or option for the Premises. This document becomes effective and binding only upon the execution and delivery of it by Landlord and Tenant.

         (g) All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated in this Lease and the Development Agreement, and may be modified or altered only by agreement in writing between Landlord and Tenant. No act or omission of any employee or agent of Landlord or Tenant or custom or practice which may grow up between them in the administration of this Lease or occupancy of the Premises shall be deemed to alter, change or modify any of the provisions of this Lease or the Development Agreement.

         (h) If Landlord is an individual, trust, or tenancy in common, general or limited partnership, limited liability company, or other form of joint venture, there shall be no personal liability on the individual, trustee or beneficiaries of trust, tenants in common, partners, managers or members, or venturers, or any estate, heir, personal representative, successor or assign of any of them, as to any of the obligations of Landlord under this Lease or the Development Agreement. If Landlord defaults or breaches any of its obligations under this Lease or the Development Agreement, Tenant shall look solely to the estate and property of Landlord in the Project or identifiable as pertaining thereto for the collection of any judgment against Landlord (or any other judicial procedure requiring the payment of money by Landlord) and no property or asset shall be subject to levy, execution or other procedure for satisfaction of Tenant's remedies. A negative capital account of any partner, member, or venturer shall not be deemed to be an estate or property of Landlord. Nothing in this Section shall affect any rights Tenant may have against the HRA or its successor or assign under the Development Agreement.

         (i) Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease except the Landlord's Broker and Tenant's Broker identified in Article 1, and shall indemnify and hold Landlord harmless from all claims for compensation, commissions and charges by any broker or agent other than Landlord's Broker or Tenant's Broker which has been engaged or claims to have been engaged by Tenant to represent it in connection with this Lease or the negotiation of it.

         (j) Neither this Lease nor any terms contained in this Lease shall be deemed or construed to create a joint venture, partnership, agency or other relationship between Landlord and Tenant other than that of landlord and tenant.

         (k) Whenever, pursuant to the terms of this Lease, consent, satisfaction or approval is required of Landlord or Tenant, such consent, satisfaction or approval shall not be unreasonably withheld, conditioned or delayed. If either party withholds or conditions any consent, satisfaction or approval, such party will on written request deliver to the other a written statement giving the reasons therefor.

         (l) Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease, and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

         (m) Tenant acknowledges that Landlord has been required under the Master Lease to waive all benefit and advantage of any stay, extension or redemption law, and Tenant hereby expressly waives any rights of redemption or reinstatement granted by or under any present or future laws in the event of Tenant being evicted or dispossessed or in the event of Landlord otherwise lawfully obtaining possession of the Premises by reason of the violation by Tenant of any of the terms or conditions of this Lease or otherwise.

         (n) At any time Tenant is not a publicly held company, Tenant will, within 15 days after Landlord's request but not more often than quarterly, provide Landlord with Tenant's most recent audited financial statements (including any notes to them) and any unaudited or internally prepared financial statements (and notes to them) as may have been prepared for any period after Tenant's most recent audited statements, and will discuss such financial statements with Landlord. Landlord will enter into a confidentiality agreement in form reasonably acceptable to Tenant which prohibits disclosure of any aspect of such financial statements without Tenant's advance written consent.

         IN WITNESS OF THIS LEASE, Landlord and Tenant have properly executed it as of the date set out in the heading.


                                       LANDLORD:

                                       RICE PARK ASSOCIATES LLC


                                       By: /s/ Randy J. McKay
                                       Its Manager



                                       TENANT:

                                       LAWSON ASSOCIATES, INC.


                                       By: /s/ William B. Lawson
                                       Its: Chief Executive Officer



[Signature page for Office Lease Agreement between Rice Park Associates LLC and Lawson Associates, Inc.]